PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.2
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-36480


                 [Regional Bank HOLDRS (SM) Trust Logo Omitted]



                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Regional Bank HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                          Share         Primary
                   Name of Company                         Ticker        Amounts    Trading Market
-------------------------------------------------      ------------   ----------   ----------------
AmSouth Bancorporation                                      ASO            12            NYSE
BB&T Corporation                                            BBT            10            NYSE
Comerica Incorporated                                       CMA             5            NYSE
Fifth Third Bancorp                                         FITB          13.5          NASDAQ
Bank of America                                             BAC          27.765          NYSE
JPMorgan Chase & Co.                                        JPM          43.56           NYSE
KeyCorp                                                     KEY            13            NYSE
Marshall & Ilsley Corporation                                MI             6            NYSE
Mellon Financial Corporation                                MEL            14            NYSE
National City Corporation                                   NCC            18            NYSE
Northern Trust Corporation                                  NTRS            7           NASDAQ
Piper Jaffray                                               PJC          0.5683          NYSE
State Street Corporation                                    STT            10            NYSE
SunTrust Banks, Inc.                                        STI             9            NYSE
Synovus Financial Corp.                                     SNV             8            NYSE
The PNC Financial Services Group, Inc.                      PNC             9            NYSE
US Bancorp                                                  USB           56.83          NYSE
Wachovia Corporation                                         WB            41            NYSE
Wells Fargo & Co.                                           WFC            24            NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2004.